ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT ("this Agreement") is made as of December 31, 2004 among LASER FARE, INC., a Rhode Island corporation ("Seller"), INFINITE GROUP, INC., a Delaware corporation (the "Shareholder"); and ROLBEN ACQUISITION COMPANY, a Rhode Island corporation ("Buyer").

                                    RECITALS:

      A. Seller is engaged in the business of laser manufacturing.

      B. The Shareholder owns all of the issued and outstanding capital stock of Seller; and

      C. Buyer desires to purchase substantially all of the business and assets of Seller, and Seller and the Shareholder desire that Seller sell such business and assets to Buyer under the terms of this Agreement.

      NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

      1.1 Assets to be Purchased and Sold. Effective the date hereof, Seller shall sell and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the business and tangible and intangible assets of Seller existing and owned by Seller as of the date hereof other than the Excluded Assets (defined in Section 1.2). The assets of Seller to be purchased hereunder (which exclude the Excluded Assets) are referred to as the "Purchased Assets". The Purchased Assets shall include without limitation all goodwill and the following assets and property:

            (a) all personal property such as (without limitation) machinery, equipment, tools, dies, molds, drawings, furniture and fixtures, inventories and raw materials and supplies, work-in-progress and finished goods, customer lists, customer purchase orders, and goodwill;

            (b) all rights, title and interest in and to Seller's intellectual properties, such as (without limitation) know-how, trade secrets, trademarks, trade names, copyrights, patents and other rights or registrations, internet domain names and the name "Laser Fare";

            (c) all accounts receivable of Seller;

            (d) all rights of Seller in, to and under a certain Lease Agreement dated as of June 1, 1992 (the "RIIFC Lease") between Seller and Rhode Island Industrial Facilities Corporation ("RIIFC");

            (e) all rights under the contracts, leases and agreements described or referred to in Exhibit A hereto (the "Operating Agreements"), true and correct copies of which are being delivered to Buyer concurrently with this Agreement;

            (f) all executory or continuing agreements and other contracts or commitments for the procurement of products entered into in the ordinary course of the Business ("Customer Orders"), including those, if any, listed in Exhibit B hereto;

            (g) all books and records of Seller, including operating records, property records, purchasing and sale records and any computer software relating thereto; and

            (h) all cash.

      1.2 Excluded Assets. The Purchased Assets shall not include (a) any intercompany credits due to Seller from Shareholder, (b) any intellectual property relating to the Grating Coupled Surface Emitting Laser ("GCSEL") technology or (c) any property of Infinite Photonics, Inc. located at Seller's facilities (the "Excluded Assets").

                                   ARTICLE II
                        LIMITED ASSUMPTION OF LIABILITIES

      2.1 Assumption of Liabilities. Concurrently herewith, Buyer shall assume and be responsible for the following liabilities of Seller and Shareholder (the "Assumed Liabilities"):

            (a) obligations under the RIIFC Lease and the related Industrial Revenue Bond due June 2012 (the "RIIFC Obligations") to Rhode Island Industrial Facilities Corporation ("RIIFC") to the extent provided in a certain Assignment of even date by Seller to Buyer;

            (b) obligations with respect to accounts payable, Employee Obligations (defined below) and other related obligations incurred in the ordinary course of Seller's business consistent with prior practices and obligations, if any, for payments in lieu of taxes to the Town of Smithfield as required under the RIIFC Lease ("Smithfield Taxes");

            (c) obligations under the Operating Agreements and Customer Orders;

            (d) obligations, if any, to University of Rhode Island ("URI"); and


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

            (e) obligations, if any, to National Center for Manufacturing Sciences ("NCMS") for certain royalties pursuant to letter agreement dated March 23, 2000 (the "NCMS Obligations")

      The term "Employee Obligations" shall mean to the extent unpaid in the ordinary course of business (i) regular payroll obligations for the pay period from January 1, 2004 through the closing date and (ii) vacation pay, sick pay and 401(k) contributions for the period from January 1, 2004 through the closing date to the extent not previously paid.

      2.2 Excluded Liabilities. Apart from the Assumed Liabilities, Buyer will neither assume nor have any responsibility for any obligations, liabilities or indebtedness of Seller of any kind. All such obligations, liabilities and indebtedness of Seller, except the Assumed Liabilities, are referred to as the "Excluded Liabilities". The parties expressly acknowledge and agree that the Excluded Liabilities include (a) intercompany liabilities due to Shareholder from Seller, (b) obligations, if any, to Messrs. Landi, Feeley, McDonald, Garreau or Steinman or other current or former employees of Seller and/or Shareholder (including obligations on account of withholding and similar taxes) except Employee Obligations, (c) income taxes, if any, of Seller, (d) obligations, if any, of Seller and/or Shareholder to Spectra Science and (e) fees of lawyers and accountants of Infinite or Seller other than those to Aubrey, Dixon & Riley, Bulkley, Richardson & Gelinas and Cameron & Mittleman LLP.

                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

      3.1 Purchase Price. The consideration for the Purchased Assets shall be the Assumed Liabilities and the execution and delivery by Buyer of its promissory notes of even date in the original principal amounts of $50,207.37, $697,990.11, $974,109.99 and $415,000.

      3.2 Allocation of Purchase Price. The consideration for the Purchased Assets will be allocated between Seller and among the Purchased Assets as provided in Section 1060 of the Internal Revenue Code of 1986, as amended. Each of Buyer and Seller agrees that it will adopt and utilize the amounts so allocated for purposes of all federal, state and other tax returns filed by it and it will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any claim, in any litigation or otherwise with respect to such tax returns. The provisions of this Section 3.2 shall survive the Closing Date without limitation.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

      To induce Buyer to enter into this Agreement and to purchase the Purchased Assets, Seller and the Shareholder, jointly and severally, represent and warrant to Buyer that, except as otherwise known by Clifford G. Brockmyre ("CGB") or Roland Benjamin (together, "Buyer's Principals"):

      4.1   Corporate Organization and Authority.

            (a) Seller is a corporation duly organized and validly existing in good standing under the laws of Rhode Island with full corporate power and authority to conduct its business as now conducted, to own its assets and enter into and perform its obligations under this Agreement. Seller's execution, delivery and performance of this Agreement and the sale to Buyer of the Purchased Assets have been duly authorized by all requisite corporate action on the part of Seller. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Seller hereunder will constitute, Seller's legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms.

            (b) The Shareholder is a corporation duly organized and validly existing in good standing under the laws of Delaware with full corporate power and authority to conduct its business as now conducted, to own its assets and enter into and perform its obligations under this Agreement. The Shareholder's execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Shareholder. This Agreement constitutes, and all documents and instruments to be executed and delivered by the Shareholder hereunder will constitute, the Shareholder's legal, valid and binding obligations, enforceable against the Shareholder in accordance with their respective terms.

      4.2   Subsidiaries, Foreign Qualification and Ownership.

            (a) Seller has no subsidiaries and no other equity investments in any other corporation, partnership or other business entity. Seller is not required to qualify to transact business as a foreign corporation in any jurisdiction.

            (b) Seller's authorized capital stock consists of 2,000 shares of no par value common stock, of which 1,173 shares have been duly authorized for issuance, have been validly issued and are outstanding, are fully paid and non-assessable, and are owned of record and beneficially by the Shareholder.

      4.3   Absence of Conflicts and Consent Requirements.

            (a) Seller's execution and delivery of this Agreement and performance of its obligations hereunder will not (i) conflict with, violate or result in any breach or default or, with notice or lapse of time constitute a default, under (A) Seller's Articles of Incorporation or Bylaws, or (B) subject to consent by First International Bank and/or UPS Capital Business Credit (the "Bank") and RIIFC any mortgage, indenture, agreement, instrument or other contract to which Seller is a party or by which Seller or its property is bound,

(ii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any assets or properties of Seller, or (iii) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller or any of its assets is subject or by which it is bound.

            (b) The Shareholder's execution and delivery of this Agreement and performance of its obligations hereunder will not (i) conflict with, violate or result in any breach or default or, with notice or lapse of time constitute a default, under (A) the Shareholder's Certificate of Incorporation or Bylaws, or
(B) any mortgage, indenture, agreement, instrument or other contract to which the Shareholder is a party or by which the Shareholder or its property is bound,
(ii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the purchased assets, or (iii) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which the Shareholder or any of its assets is subject or by which it is bound. The Shareholder's execution and delivery of this Agreement and performance of its obligations hereunder, will not require the consent of, or any prior filing with or notice to, any governmental authority, lender or other third party, and any such consent, filing or notice will be received or delivered, as the case may be, on or prior to the Closing Date.

      4.4 Financial Statements. Seller has delivered to Buyer true and correct copies of the unaudited balance sheets for recent periods (the "Balance Sheet") and its related statements of income and retained earnings and cash flows (the "Financial Statements"). The Financial Statements (a) present fairly the financial position of Seller at the periods then ended and the results of its operations and cash flows for the periods then ended, (b) have been prepared in accordance with GAAP consistently applied, (c) show all material liabilities, absolute and contingent, of Seller required to be shown by generally accepted accounting principles ("GAAP") and (d) contain no misrepresentations, misstatements or omissions of material facts.

      4.5 Absence of Certain Changes. Since the date of the Balance Sheet, there has not been any material adverse change in the financial position of Seller or in the results of its operations or to its assets, properties or business.

      4.6   Title to Assets.

            (a) Contract Rights. The rights of Seller under the Operating Agreements and the Customer Orders are valid and enforceable by Seller and will, at the Closing, be validly assigned to and thereupon enforceable by Buyer, in each case in accordance with their respective terms. Neither Seller nor any of the other parties thereto is in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under any of the Operating Agreements or Customer Orders, and the assignment by Seller of its rights thereunder to Buyer will not violate the terms thereof.

            (b) Purchased Assets. Except for security interests granted to the Bank (the "UPS Security Interests") and except for rights of RIIFC and others in connection with the RIIFC Obligations and rights of URI, Seller has good and marketable title to the Purchased Assets, free and clear of all liens, claims, security interests and encumbrances and has the right to convey the Purchased Assets to Buyer.

      4.7 Loss Contingencies. There are no claims, actions, suits or other proceedings pending, or to the knowledge of Seller threatened, against Seller or any of the Purchased Assets before any court, agency or other judicial, administrative or other governmental body or arbitrator, and to Seller's knowledge, no state of facts exists which would be likely to give rise to any such claim, action, suit or other proceeding.

      4.8 Compliance With Law. Seller has complied with, and is in compliance with, all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to Seller, its assets and properties and the conduct of its business.

      4.9   Taxes.

            (a) Returns and Payment of Taxes. All Federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed on or prior to the date hereof by Seller with all taxing authorities have been or prior to the date hereof will have been filed. Except Smithfield Taxes, all amounts shown to be due and payable on such returns, all other taxes, duties and other governmental charges payable by Seller or imposed upon any of the Purchased Assets and for the payment of which there may arise any lien upon the Purchased Assets sold hereunder subsequent to such sale, and all deficiencies, assessments, penalties and interest with respect thereto, in each case due and payable on or before the date hereof or by reason of the sale of the Purchased Assets have been paid by Seller.

            (b) Sales, Use and Excise Taxes. All sales, use and excise taxes collectible with respect to all transactions connected with Seller's business through the date hereof have been or will be collected, all amounts due in connection therewith to state and local revenue authorities have been or will be remitted to the appropriate authorities, and no lien or claim with respect thereto will be asserted by such authorities before or after the date hereof.

            (c) Withholding of Taxes. There has been withheld or collected from each payment made to each employee of Seller the amount of all taxes (including without limitation federal income taxes, Federal Insurance Contributions Act taxes, and state and local income, payroll and wage taxes) required to be withheld or collected therefrom prior to the date hereof and the same have been paid to the proper tax depositories or collecting authorities.

      4.10 Employee Benefit Plans. Except as provided herein, Buyer, by reason of the transactions contemplated by this Agreement, will not incur any claims, losses, damages, costs, and expenses with respect to or in connection with any pension, welfare, fringe, or other employee benefit plan maintained or contributed to by Seller or any predecessor that provides or provided benefits to any current or former employees or other parties who performed services for Seller (or their beneficiaries or dependents).

      4.11 No Material Misstatements or Omissions. The representations and warranties of Seller in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

      4.12 Continued Representations. Each of the representations and warranties contained in this Article IV or in any certificate or document delivered pursuant to the provisions of this Agreement, shall survive the delivery of this Agreement and all documents relating hereto.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF BUYER

      To induce Seller to enter into this Agreement and to sell the Purchased Assets, Buyer hereby represents and warrants to the Seller that:

      5.1 Corporate Organization and Authority. Buyer is a corporation duly organized and validly existing in good standing under the laws of Rhode Island, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement. Buyer's execution, delivery and performance of this Agreement and its acquisition of and payment for the Purchased Assets have been duly authorized by all requisite corporate action on the part of Buyer and this Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Buyer hereunder will constitute, Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with its terms.

      5.2 Absence of Conflicts and Consent Requirements. Buyer's execution and deliver of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Assets hereunder, do not and will not conflict with, violate or result in any breach or default or, with notice or lapse of time, or both, constitute a default, under Buyer's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract to which Buyer is a party or any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Buyer's execution and delivery of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Purchased Assets, do not and will not require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

      5.3 Continued Representations. Each of the representations and warranties contained in this Article IV or in any certificate or document delivered pursuant to the provisions of this Agreement, shall survive the delivery of this Agreement and all documents relating hereto.


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

                                   ARTICLE VI

                        CERTAIN COVENANTS AND AGREEMENTS

      6.1 Seller's Employees. Buyer may offer employment to Seller's employees on such terms and conditions as Buyer may deem appropriate in its sole discretion. In no event shall Buyer be or become liable to Seller or its employees on account of wages, vacation pay, severance pay, benefit or any other matter relating to or arising in connection with such employees' employment by Seller or the Shareholder, except as expressly included in the Assumed Liabilities.

      6.2 Further Assurances. Each of Seller and Buyer agrees that at any time and from time to time it will promptly execute and deliver to the other such further assurances, instruments and documents and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement.

      6.3 Fees, Expenses and Sales Taxes. Seller, Buyer, and the Shareholder shall each pay its or his own fees and other costs or expenses incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including the fees and expenses of its or her own counsel, accountants, appraisers and other experts.

      6.4 No Brokers. Each of Seller and Buyer represents that no broker or finder has been involved or engaged by it in connection with the transactions contemplated hereby.

                                   ARTICLE VII
                                 INDEMNIFICATION

      7.1 Indemnification of Buyer by Seller and the Shareholder. Seller and the Shareholder, jointly and severally, shall indemnify and hold Buyer, Buyer's Principals and its and their attorneys, affiliates, representatives, agents, officers, directors, successors or assigns harmless from and against any liability, loss, cost, expense, judgment, order, settlement, obligations, deficiency, claim, suit, proceeding (whether formal or informal), investigation, Lien or other damage, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), resulting from, arising out of or incurred with respect to:

            (a) a breach of any representation, warranty, covenant or agreement of Seller or the Shareholder contained herein; or


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

            (b)   the Excluded Liabilities.

      7.2 Indemnification of Seller. Buyer shall indemnify and hold Seller and Shareholder and their attorneys, affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to:

            (a) a breach of any representation, warranty, covenant or agreement by Buyer contained herein; or

(b) the Assumed Liabilities.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Merger Clause. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

      8.2 Amendments. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by each of the parties hereto by their duly authorized officers.

      8.3 Benefits and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may form a wholly-owned subsidiary or other business entity for the purpose of assuming all of Buyer's rights and obligations under this Agreement.

      8.4 Notices. All notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered, or when place in the United States Mails and forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, or delivered pre-paid by a nationally recognized courier service, addressed to the party to whom such notice is being given at the following addresses:

            If to Seller or the Shareholder:

                  Infinite Group, Inc.
                  595 Blossom Road
                  Suite 309
                  Rochester, New York 14610
                  Attention:  Michael Smith, President


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

            With a copy to:

                   Kenneth S. Rose, Esq.
                   Morse, Zelnick, Rose & Lander, LLP
                   405 Park Avenue
                   Suite 1401
                   New York, New York 10022-4405

            If to Buyer:

                  Rolben Acquisition Company
                  One Industrial Drive South
                  Smithfield, Rhode Island 02917

            With a copy to:

                  Joseph F. Whinery, Jr.
                  Cameron & Mittleman LLP
                  56 Exchange Terrace
                  Providence, Rhode Island 02903

Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with this Section.

      8.5 Captions. The captions are for convenience of reference only and shall not be construed as a part of this Agreement.

      8.6 Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of Rhode Island.

      8.7 Exhibits. All of the Exhibits hereto referred to in this Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

      8.8 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

      8.9 Counterparts. This Agreement may be executed in several counterparts and on separate signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of an original executed counterpart. Any party delivering such a copy by telecopier shall also deliver an original counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.


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

      8.10 Time. Time is of the essence of this Agreement and all of its terms and conditions.

                            [SIGNATURE PAGE FOLLOWS]


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

                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, Seller, the Shareholder and Buyer have each executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                          LASER FARE, INC.


                                          By:_____________________________
                                              President


                                          INFINITE GROUP, INC.


                                          By:_____________________________
                                              President


                                          ROLBEN ACQUISITION COMPANY


                                          By:_____________________________
                                               Vice President